QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2004

FAIRPOINT COMMUNICATIONS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-56365 (Commission File Number)	13-3725229 (IRS Employer Identification No.)
521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (704) 344-8150

N/A
(Former name or former address, if changed since last report):

Item 5. Other Events and Regulation FD Disclosure

        On March 25, 2004, FairPoint Communications, Inc. filed a press release announcing that it had filed a registration statement on Form S-1 in respect of its initial public offering of Income Deposit Securities. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(c)
Exhibits

*99.1
Press release issued March 25, 2004 entitled "FairPoint Communications, Inc. Files Registration Statement for Proposed Initial Public Offering of Income Deposit Securities."

*  Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.
By:	/s/ Walter E. Leach, Jr.
	Name:	Walter E. Leach, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Date: March 25, 2004

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURES